Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 3, 2019, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), and Protective Life and Annuity Insurance Company (“PLAIC”), a wholly owned subsidiary of Protective Life, completed its previously announced acquisition (the “Closing”) via reinsurance of the individual life insurance and annuity business (the “Individual Life Business”) of Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”), The Canada Life Assurance Company (“CLAC”) and The Great-West Life Assurance Company (“GWL” and, together with GWL&A, GWL&A of NY and CLAC, the “Sellers”).

In connection with the Closing and pursuant to the Master Transaction Agreement, dated January 23, 2019, previously reported in our Current Report on Form 8-K filed on January 25, 2019, Protective Life and PLAIC entered into reinsurance agreements (the “Reinsurance Agreements”) and related ancillary documents (including administrative services agreements and transition services agreements) providing for the reinsurance and administration of the Individual Life Business, as defined. The terms of the Reinsurance Agreement resulted in an acquisition of the Seller’s Individual Life Business by Protective, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The following unaudited pro forma condensed combined financial information of Protective gives effect to the acquisition as if it had been completed as of January 1, 2018 with respect to the pro forma results of operations data, and as of March 31, 2019 with respect to the balance sheet. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to closing the transaction, (2) factually supportable, and (3) with respect to the statements of income, expected to have continuing impact on the combined results.

The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto and (1) our audited consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K, as well as (2) the audited abbreviated financial statements of the Individual Life Business for the year ended December 31, 2018, and (3) the unaudited interim abbreviated financial statements of the Individual Life Business as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, included herein.

The abbreviated financial statements of the Individual Life Business include the assets acquired and liabilities assumed associated with the Seller’s Life Business as well as all revenue and costs directly associated with the revenue producing activities of the Individual Life Business, and exclude costs not directly involved in the revenue producing activity, such as corporate overhead and income taxes.  Accordingly, the abbreviated financial statements do not purport to present the financial position or operating results of the Seller that would have resulted from the Individual Life Business operating as a standalone, separate business.

The following unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the dates indicated above. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the resulting company. This information does not give effect to (1) our results of operations or other transactions or developments since March 31, 2019, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the acquisition, (3) the future acquisition-related costs estimated to integrate the Individual Life Business operations into Protective’s operations and (4) the effects of transactions or developments that may occur subsequent to the acquisition. The foregoing matters could cause both Protective’s historical pro forma financial position and results of operations, and Protective’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Dollars in Thousands)

	As of March 31, 2019
	Protective Life Corporation	Great-West Business	Pro Forma Adjustments		Pro Forma Combined
Assets
Fixed maturities, at fair value	$53,777,352	$10,450,472	$(1,097,490)	(a)	$62,851,126
			(279,208)	(b)

Fixed maturities, at amortized cost	2,607,356	—	—		2,607,356
Equity securities, at fair value	619,440	—	—		619,440
Mortgage loans	7,701,465	1,008,471	34,285	(c)	8,979,338
			(44,091)	(a)
			279,208	(b)
Investment in real estate, net of accumulated depreciation	6,478	—	—		6,478
Policy loans	1,677,442	44,630	—		1,722,072
Other long-term investments	853,117	—	—		853,117
Short-term investments	817,642	48,554	(48,220)	(a)	817,976
Total investments	68,060,292	11,552,127	(1,155,516)		78,456,903
Cash and cash equivalents	280,250	—	250,000	(d)	388,786
			600,000	(v)
			(10,006)	(e)
			(767,064)	(f)
			35,606	(g)
Accrued investment income	646,996	109,502	(10,890)	(a)	745,608
Accounts and premiums receivable	153,833		551	(j)	154,384
Reinsurance receivables	4,660,567	117,333	1,200,691	(a)	5,978,591
Deferred policy acquisition costs and value of new business acquired	2,986,686	391,412	(391,412)	(h)	3,478,179
			491,493	(h)
Goodwill	825,511	—	—		825,511
Other intangibles, net of accumulated amortization	601,603	—	28,600	(i)	630,203
Property and equipment, net of accumulated depreciation	206,781	—	—		206,781
Other assets	261,136	101,736	—		261,136
			(551)	(j)
			(11,442)	(i)
			(89,743)	(k)
Assets related to separate accounts:
Variable annuity	12,737,450	—	—		12,737,450
Variable universal life	1,041,397	—	—		1,041,397
Great-West Separate Accounts		9,373,615	(9,373,615)	(l)	—
Great-West Separate Accounts reinsurance receivable			9,373,615	(l)	9,373,615
Total Assets	92,462,502	21,645,725	170,317		114,278,544

Liabilities
Future policy benefits and claims	42,125,544	11,319,919	(242,995)	(j)	53,217,710
			15,242	(m)
Unearned premiums	874,253	—	—		874,253
Total policy liabilities and accruals	42,999,797	11,319,919	(227,753)		54,091,963
Stable value product account balances	5,527,816	—			5,527,816
Annuity account balances	13,665,415	—	242,995	(j)	13,908,410
Other policyholders’ funds	1,166,378	203,203	—		1,369,581
Other liabilities	2,646,033	61,423	2,163	(n)	2,700,096
			51,900	(o)
			(61,423)	(k)
Income tax payable	131,817	—	—		131,817
Deferred income taxes	1,069,207	—	—		1,069,207
Subordinated debt securities	605,460	—	—		605,460
Debt	1,083,672	—	600,000	(v)	1,683,672
Non-recourse funding obligations	2,607,021	—	—		2,607,021
Secured financing liabilities	184,012	—	—		184,012
Liabilities related to separate accounts					—
Variable annuity	12,737,450	—	—		12,737,450
Variable universal life	1,041,397	—	—		1,041,397
Great-West Separate Accounts		9,373,615	(9,373,615)	(l)	—
Great-West Separate Accounts reinsurance payable			9,373,615	(l)	9,373,615
Total liabilities	85,465,475	20,958,160	607,882		107,031,517
Shareowner’s Equity
Common stock	—	—			—
Additional paid-in-capital	5,554,059	—	250,000	(d)	5,804,059
Retained earnings	1,726,917	—			1,726,917
Accumulated other comprehensive income					—
Net unrealized gains (losses) on investments, net of tax	(252,733)	—			(252,733)
Net unrealized losses relating to other-than-temporary impaired investments for which a portion has been recognized in earnings, net of income tax	(13,981)	—			(13,981)
Accumulated loss - derivatives, net of income tax	(1,753)	—			(1,753)
Postretirement benefits liability adjustment, net of income tax	(15,482)	—			(15,482)
Net assets acquired and liabilities assumed	—	687,565			—
			100,081	(h)
			34,285	(c)
			(2,163)	(n)
			(51,900)	(o)
			(767,064)	(f)
			61,423	(k)
			(15,242)	(m)
			(11,442)	(i)
			28,600	(i)
			(10,006)	(e)
			35,606	(g)
			(89,743)	(k)
Total shareowner’s equity	6,997,027	687,565	(437,565)		7,247,027
Total liabilities and shareowner’s equity	$92,462,502	$21,645,725	$170,317		$114,278,544

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(Dollars in Thousands)

	Three Months Ended March 31, 2019
	Protective Life Corporation	Great-West Business	Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums and policy fees	$930,328	$134,604	$(24,157)	(j)	$1,040,775
Reinsurance ceded	(318,377)	—	24,157	(j)	(294,220)
Net of reinsurance ceded	611,951	134,604	—		746,555
Net investment income	685,924	116,034	(18,240)	(u)	783,718
Realized investment gains	9,919	7,990	—		17,909
Other-than-temporary impairment losses	(1,295)	—	—		(1,295)
Portion recognized in other comprehensive income (before taxes)	(1,847)	—	—		(1,847)
Net impairment losses recognized in earnings	(3,142)	—			(3,142)
Other income	109,378	—	612	(p)	109,990
Total revenues	1,414,030	258,628	(17,628)		1,655,030
Benefits and expenses
Benefits and settlement expenses, net of reinsurance ceded	972,766	109,124	(34)	(q)	1,180,439
			91,571	(j)
			7,012	(j)
Increase in future policy benefits	—	7,012	(7,012)	(j)	—
Interest paid or credited to contractholder	—	91,571	(91,571)	(j)	—
Amortization of deferred policy acquisition costs and value of new business acquired	30,400	4,820	(2,128)	(r)	28,272
			(4,820)	(r)
Other operating expenses, net of reinsurance ceded	235,949	27,427	(60)	(s)	270,066
			6,750	(w)
Total benefits and expenses	1,239,115	239,954	(292)		1,478,777
Income before income tax	174,915	18,674	(17,336)		176,253
Income tax expense	36,631	—	294	(t)	36,925
Net Income	$138,284	$18,674	$(17,630)		$139,328

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(Dollars in Thousands)

	Year Ended December 31, 2018
	Protective Life Corporation	Great-West Business	Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums and policy fees	$3,680,845	$424,270	$(54,247)	(j)	$4,050,868
Reinsurance ceded	(1,384,941)	—	54,247	(j)	(1,330,694)
Net of reinsurance ceded	2,295,904	424,270	—		2,720,174
Net investment income	2,483,750	470,950	(72,959)	(u)	2,881,741
Realized investment gains (losses):
Derivative financial instruments	60,988	—	—		60,988
All other investments	(223,649)	8,693	—		(214,956)
Other-than-temporary impairment losses	(56,578)	—	—		(56,578)
Portion recognized in other comprehensive income (before taxes)	26,854	—	—		26,854
Net impairment losses recognized in earnings	(29,724)	—	—		(29,724)
Other income	453,685	—	2,449	(p)	456,134
Total revenues	5,040,954	903,913	(70,510)		5,874,357
Benefits and expenses					—
Benefits and settlement expenses, net of reinsurance ceded	3,515,869	421,267	(137)	(q)	4,161,236
			299,037	(j)
			(74,800)	(j)
Decrease in future policy benefits		(74,800)	74,800	(j)	—
Interest paid or credited to contractholder	—	299,037	(299,037)	(j)	—
Amortization of deferred policy acquisition costs and value of new business acquired	225,808	47,929	(8,513)	(r)	217,295
			(47,929)	(r)
Other operating expenses, net of reinsurance ceded	916,259	121,280	(771)	(s)	1,063,768
			27,000	(w)
Total benefits and expenses	4,657,936	814,713	(30,350)		5,442,299
Income before income tax	383,018	89,200	(40,160)		432,058
Income tax expense	80,657	—	10,789	(t)	91,446
Net Income	$302,361	$89,200	$(50,949)		$340,612

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet was prepared to reflect the transaction as of March 31, 2019. The unaudited pro forma condensed combined statement of income combines the results of operations of Protective and the Individual Life Business for the three months ended March 31, 2019 and for the year ended December 31, 2018 as if the transaction had occurred on January 1, 2018.

The abbreviated financial statements of the Individual Life Business include the assets and liabilities associated with the Company’s Life Business as well as all revenue and costs directly associated with the revenue producing activities of the Individual Life Business, and exclude costs not directly involved in the revenue producing activity, such as corporate overhead and income taxes. Accordingly, the pro forma condensed combined income statement is not indicative of the acquired business’s operations going forward because of the changes in the business and the omission of various operating expenses.

The transaction was accounted for under the acquisition method of accounting. Under this method of accounting, the acquired net assets of the Individual Life Business were recorded based upon the estimated fair values of the assets and liabilities of the Individual Life Business at the date of completion of the acquisition. The transaction did not initially result in goodwill being recognized; however, amounts are provisional and subject to adjustment for up to 12 months past the date of closing. The unaudited pro forma condensed combined financial information includes adjustments, which are based upon preliminary estimates, to reflect the estimated fair value of all identifiable assets and liabilities of the Individual Life Business as of March 31, 2019. The preliminary purchase price consisted of a ceding commission of $767.6 million paid as of the closing date. In accordance with the Master Transaction Agreement, final adjustments to the preliminary purchase price are to be made within 150 days after closing.  Certain amounts in the historical financial statements of the Individual Life Business have been reclassified to conform to Protective’s historical financial statement presentation.

Estimated fair values and lives have been assigned to the acquired assets and liabilities assumed for the purposes of this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information reflects Protective’s estimates of the fair value of the net assets of the Individual Life Business as of March 31, 2019.

Note 2 — Pro Forma Adjustments

These pro forma adjustments are based on certain estimates and assumptions as of the date of the unaudited pro forma condensed combined financial information. The actual adjustments upon the consummation of the acquisition were based on a number of factors, including changes in the estimated fair value of net assets from March 31, 2019 to the effective date of the acquisition. Therefore, the actual adjustments were different from the adjustments made to prepare the unaudited pro forma condensed combined financial information.

Pro Forma Acquisition Adjustments

For purposes of the unaudited pro forma condensed combined balance sheet, the acquired assets and liabilities have been adjusted to reflect their estimated fair values as of and for the periods presented. Specific adjustments are as follows:

(a)         To reclassify investments which support policies reinsured on a modified coinsurance basis to other assets to reflect the initial modified coinsurance receivable.

(b)         To reflect an asset substitution which resulted in additional mortgage loans being transferred to Protective in lieu of fixed maturity instruments.

(c)          To adjust mortgage loans acquired by Protective to fair value.

(d)         To reflect a cash capital contribution from Protective’s parent, Dai-ichi Life Holdings, Inc.

(e)          To reflect transaction fees which were paid at closing.  These fees primarily consist of broker, legal, and other professional fees.

(f)           To give effect to the ceding commission paid at closing.

(g)          To reflect additional cash contributed by the Seller at closing to support liabilities assumed.

(h)         To eliminate historic deferred policy acquisition costs of the Individual Life Business and to establish value of business acquired (VOBA).

(i)             To eliminate historic capitalized software costs and give effect to intangible assets associated with internally developed software and distribution channels acquired from Seller.

(j)            To reclassify amounts in the financial statements of the Individual Life Business to conform to Protective’s historical financial statement presentation.

(k)         To reflect assets and liabilities retained by Seller. Although the accompanying abbreviated financial statements included assets and liabilities associated with the Company’s Individual Life Business, not all of these assets and liabilities were transferred to Protective. For example, assets in excess of that needed to support insurance liabilities transferred to Protective were retained.

(l)             To reclassify separate account assets and liabilities reinsured on a modified coinsurance basis by Protective.

(m)     To adjust the policy liabilities of the acquired business to reflect estimated fair value.

(n)         To record accrued transaction fees.  These fees primarily consist of broker, legal, and other professional fees.

(o)         To recognize estimate of contingent consideration due to Seller.

(p)         To recognize fee income related to the administration of policies retained by Seller but administered by Protective.

(q)         Estimation of the impact of the amortization of the difference between the fair value and historical basis of future policy benefits and claims acquired.

(r)            Represents the estimated change in amortization resulting from the adjustment described in (h) above. Amounts related to traditional life insurance policies are amortized over the premium-payment period of the related policies in proportion to the ratio of annual premium income to the present value of the total anticipated premium income. Amounts related to universal life and investment products are amortized over the lives of the policies in relation to the present value of estimated gross profits before amortization. Estimated VOBA (accretion) amortization for each of the next five years is as follows: 2019: $(5.0) million, 2020: $(12.3) million, 2021: $(6.8) million, 2022: $(1.0) million, 2023: $3.3 million

(s)           To recognize the incremental amortization expense associated with matter discussed in footnote (i) above. Estimated intangible asset amortization for each of the next five years is as follows: 2019: $1.3 million, 2020: $2.2 million, 2021: $2.2 million, 2022: $2.2 million, 2023: $2.2 million

(t)            Estimated effective income tax rate for 2018 and 2019 of 22% (federal 21% plus state 1%).

(u)         To give effect to the incremental amortization on fixed maturity securities and mortgage loans as a result of the basis change resulting from purchase accounting.

(v)         To reflect proceeds from a term loan entered into with an unrelated party.

(w)       To recognize interest expense associated with the term loan described in (v) above.